Exhibit 99.4

NAYA BIOSCIENCES, INC.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Legacy NAYA Merger

On October 11, 2024 (the “Effective Time”), the Company, Merger Sub, and Legacy NAYA entered into an Amended and Restated Agreement and Plan of Merger (the “A&R Merger Agreement”) and consummated and the transactions contemplated thereby. Upon the terms and subject to the conditions set forth in the A&R Merger Agreement, Merger Sub merged with and into Legacy NAYA, with Legacy NAYA continuing as the surviving corporation and a wholly owned subsidiary of the Company.

At the Effective Time and as a result of the consummation of the Merger:

● Each share of Class A common stock, par value $0.000001 per share, and Class B common stock, par value $0.000001 per share, of Legacy NAYA (“Legacy NAYA common stock”) outstanding immediately prior to the effective time of the Merger, other than certain excluded shares held by Legacy NAYA as treasury stock or owned by the Company or Merger Sub, automatically converted into the right to receive 118,148 shares of the Company’s common stock and 30,375 shares of the Company’s newly-designated Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred”). The Company and FNL have agreed that the Company NAYA shall issue to FNL a pre-funded common stock purchase warrant to purchase up to 459,508 shares of the Company’s common stock in leiu of 459,508 shares of the aforementioned common stock. The Series C-1 Preferred is not redeemable, has no voting rights, and may not be converted into shares of the Company’s Common Stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-1 Preferred. If the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-1 Preferred, such Series C-1 Preferred will automatically convert into approximately 29,515,315 shares of the Company’s common stock, subject to adjustment if, as a result of such conversion if, after giving effect to the conversion or issuance, any single holder, together with its affiliates, would beneficially own in excess of 19.99% of the Company’s outstanding common stock. A description of the rights, preferences, and privileges of the Series C-1 Preferred are set forth in Item 5.03 below.

● Certain outstanding debt obligations of Legacy NAYA, including a portion of an amended and restated senior secured convertible debenture issued to Five Narrow Lane LP (“FNL”), with a combined principal balance of $8,575,833 converted into the right to receive 669,508 shares of the Company’s common stock and 8,576 shares of the Company’s newly-designated Series C-2 Convertible Preferred Stock (the “Series C-2 Preferred”). The Series C-2 Preferred is only redeemable upon a “Bankruptcy Triggering Event” or a “Change of Control” that occurs 210 days after the closing date of the Merger. The Series C-2 Preferred may not be converted into shares of the Company’s Common Stock unless and until the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Preferred. If the Company’s stockholders approve the issuance of common stock upon conversion of the Series C-2 Preferred, such Series C-2 Preferred will be convertible at the option of the holders into approximately 12,441,607 shares of the Company’s common stock, subject to limitations on beneficial ownership by the holders thereof.

● The remaining balance of the amended and restated senior secured convertible debenture issued to FNL in the amount of $3,934,146 was exchanged for a 7.0% Senior Secured Convertible Debenture in the principal balance of $3,934,146 due December 11, 2025 (the “Debenture”). A description of the rights, preferences, and privileges of the Debenture are set forth below.

● Legacy NAYA has been renamed “NAYA Therapeutics Inc.”

In addition, Legacy NAYA stock options shall be converted into Company options to acquire a number of shares of the Company’s common stock equal to the number of shares of Legacy NAYA common stock subject to such Legacy NAYA options multiplied by 8.9108 (the “Exchange Ratio”) (rounded up to the nearest whole share) at an exercise price per share of such Legacy NAYA stock option divided by the Exchange Ratio, and Legacy NAYA restricted stock units shall be converted into Company restricted stock units representing the right to receive a number of shares of the Company’s common stock equal to the number of shares of Legacy NAYA common stock subject to such Legacy NAYA restricted stock unit multiplied by the Exchange Ratio. However, such options may not be exercised for shares of the Company’s common stock and such restricted stock units may not be settled for shares of the Company’s common stock unless and until the Company’s stockholders approve the issuance of common stock upon exercise of such options and settlement of such restricted stock units.

Pursuant to the A&R Merger Agreement, the Company is required to hold a meeting of its stockholders to, among other things, (i) ratify the A&R Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) approve the increase in the amount of authorized shares under the Company’s Second Amended and Restated 2019 Stock Incentive Plan, (iii) approve the issuance of the Company’s common stock issuable upon conversion of the Series C-1 Preferred and Series C-2 Preferred, and (iv) approve an amendment to the Company’s articles of incorporation to (1) increase the number of shares of the Company’s authorized common stock to 100,000,000 shares, and (2) effectuate a reverse stock split of the Company’s common stock at a ratio ranging from any whole number between 1-for-2 and 1-for-20, as determined by the Company’s board of directors in its discretion. The Company also agreed to take all action necessary to hold the aforementioned stockholder meeting as soon as reasonably practicable.

Pursuant to both the A&R Merger Agreement and the Assignment Agreement described below, the Company has agreed to file a registration statement with the SEC to register for resale the shares of the Company’s common stock issued pursuant to the Merger and the shares of common stock issuable upon exercise or conversion of the Series C-1 Preferred, the Series C-2 Preferred, and the Debenture, as applicable, as soon as practicable but in no event later than 30 days after the Closing Date.

7.0% Senior Secured Convertible Debenture

In connection with the Merger, on October 11, 2024, the Company issued the Debenture to FNL in an exchange of an outstanding note of Legacy NAYA held by FNL. The Debenture carries an interest rate of seven percent (7%) per annum, payable on the first business day of each calendar month commencing November 1, 2024. The maturity date of the Debenture is December 11, 2025 (the “Maturity Date”), at which point the outstanding principal amount, together with any accrued and unpaid interest and other fees, shall be due and payable to the holder of the Debenture.

Conversion. At any time after the Company’s stockholders approve the issuance of any Company common stock upon conversion of the Debenture, the holder of the Debenture will be entitled to convert any portion of the outstanding and unpaid principal amount and accrued interest into shares of Company common stock at a conversion price of $0.93055 per share, subject to adjustment as described therein. The Debenture may not be converted and shares of Company common stock may not be issued upon conversion of the Debenture if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the outstanding common stock of the Company.

Prepayment. The Company may not prepay the Debenture without the prior written consent of FNL

Monthly Redemption. Commencing March 14, 2025 and on the 14th of each month thereafter until the Maturity Date, the Company shall redeem $437,127.24, plus accrued but unpaid interest and other fees, of the principal amount of the Debenture.

Mandatory Redemption. While any portion of the Debenture is outstanding, if the Company receives gross proceeds of more than $3,000,000 from any equity or debt financings (other than a public offering as described herein), the Company shall, at the option of the holder, apply one-third (1/3) of such gross proceeds to the redemption of the principal amount of the Debenture, except that if such equity or debt financing is a public offering of the Company’s securities pursuant to a registration statement on Form S-1, the Company shall, at the option of the holder, apply one hundred percent (100%) of such gross proceeds, not to exceed $500,000, to the redemption of the principal amount of the Debenture. The Company has also agreed that, if it received gross proceeds of more than $2,000,000 from any equity or debt financing, it shall, at the option of the holder, apply $500,000 of such gross proceeds to the redemption of the principal amount of the Debenture.

The Debenture contains events representations, warranties, covenants, and events of default that are customary for similar transactions. Upon an event of default, the Debenture becomes immediately due and payable, and the Borrower is subject to a default rate of interest of 15% per annum and a default sum as stipulated.

Wisconsin Fertility Institute Acquisition

On August 10, 2023, the Company, through Wood Violet Fertility LLC, a Delaware limited liability company (“WVF”) and wholly owned subsidiary of INVO Centers, LLC, consummated its acquisition of Wisconsin Fertility Institute (“WFI”) for a combined purchase price of $10 million, of which $2.5 million was paid on the closing date (net cash paid was $2,150,000 after a $350,000 holdback) plus assumption of the inter-company loan owed by WFRSA (as defined below) in the amount of $528,756. The remaining three installments of $2.5 million each will be paid on the subsequent three anniversaries of closing. The sellers have the option to take all or a portion of the final three installments in shares of INVO common stock valued at $125.00, $181.80, and $285.80, for the second, third, and final installments, respectively.

WFI is comprised of (a) a medical practice, Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin professional service corporation d/b/a Wisconsin Fertility Institute (“WFRSA”), and (b) a laboratory services company, Fertility Labs of Wisconsin, LLC, a Wisconsin limited liability company (“FLOW”). WFRSA owns, operates and manages WFI’s fertility practice that provides direct treatment to patients focused on fertility, gynecology and obstetrics care and surgical procedures, and employs physicians and other healthcare providers to deliver such services and procedures. FLOW provides WFRSA with related laboratory services.

The Company purchased the non-medical assets of WFRSA and one hundred percent of FLOW’s membership interests. WVF and WFRSA entered into a management services agreement pursuant to which WFRSA outsourced all its non-medical activities to WVF.

Pro Forma Financial Statements

The following unaudited pro forma financial statements are based on the Company’s historical consolidated financial statements including the historical combined financial statements of WFI, and the historical financial statements of Legacy NAYA, adjusted to give effect to the WFI Acquisition and the Legacy NAYA Merger and related financing transactions. The unaudited pro forma statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 give effect to these transactions as if they had occurred on January 1, 2023. The unaudited pro forma balance sheet as of September 30, 2024 gives effect to these transactions as if they had occurred on September 30, 2024.

The unaudited pro forma balance sheet and unaudited statement of operations are presented for informational purposes only and do not purport to be indicative of the combined financial condition that would have resulted if the acquisition would have occurred on January 1, 2023.

The unaudited pro forma financial statements should be read together with the Company’s historical financial statements, which are included in its latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, WFI’s historical financial statements which are included on the and Legacy NAYA’s historical financial statements, which are included in this Form 8-K/A.

NAYA BIOSCIENCES, INC.

PRO FORMA BALANCE SHEET

(UNAUDITED)

AS OF SEPTEMBER 30, 2024

	NAYA (Legacy INVO) September 30, 2024	Legacy NAYA September 30, 2024	Pro Forma Adjustments		Pro Forma Balances

ASSETS
Current assets
Cash	$471,591	$756,461	$500,000	(a)	$1,728,052
Accounts receivable, net	257,051	-	-		257,051
Inventory	241,539	-	-		241,539
Investment in Legacy INVO	-	778,113	(778,113	)(b)	-
Prepaid expenses and other current assets	987,300	33,247	-		1,020,547
Total current assets	1,957,481	1,567,821	(278,113)		3,247,189
Property and equipment, net	415,245	-	-		415,245
Lease right of use	2,343,645	-	-		2,343,645
Intangible assets, net	3,480,306	-	-		3,480,306
Goodwill	5,878,986	-	35,886,383	(c)	41,765,369
Equity investments	771,826	-	-		771,826
Investment in Legacy NAYA	2,172,000	-	(2,172,000	)(b)	-
Total assets	$17,019,489	$1,567,821	$33,436,270		$52,023,580
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,655,106	$2,014,436	$-		4,669,542
Accrued compensation	640,038	1,213,242	-		1,853,280
Notes payable – current portion, net	837,183	12,561,074	(8,575,833	)(d)
			310,000	(a)	5,132,424
Notes payable – related parties, net	880,000	290,000	-		1,170,000
Deferred revenue	562,402	-	-		562,402
Lease liability, current portion	230,729	-	-		230,729
Additional payments for acquisition, current portion	2,500,000	-	-		2,500,000
Other current liabilities	350,000	-			350,000
Total current liabilities	8,655,458	16,078,752	(8,265,833)		16,468,377
Notes payable, net of current portion	1,134,418	-	-		1,134,418
Lease liability, net of current portion	2,252,929	-	-		2,252,929
Additional payments for acquisition, net of current portion	5,000,000	-	-		5,000,000
Total liabilities	17,042,805	16,078,752	(8,265,833)		24,855,724

Mezzanine equity
NAYA Series C-2 Preferred Stock, $1000.00 par value	-	-	8,576,000	(d)	8,576,000

Stockholders’ equity
NAYA Series A Preferred Stock, $5.00 par value	1,643,904	-	(1,643,904	)(b)	-
NAYA Series B Preferred Stock, $5.00 par value	6,000,000	-	(6,000,000	)(b)	-
NAYA Series C-1 Preferred Stock, $1000.00 par value	-	-	30,375,000	(e)	30,375,000
NAYA Common Stock, $.0001 par value	391	-	33	(e)
			19	(a)	443
Legacy NAYA Series A Preferred stock, par value $0.000001 per share	-	-	-		-
Legacy NAYA Class A Common stock, par value $0.000001 per share	-	1	(1	)(e)	-
Legacy NAYA Class B Common stock, par value $0.000001	-	1	(1	)(e)	-
Legacy NAYA Preferred Stock Payable		750,000	(750,000	)(e)	-
Additional paid-in capital	55,873,514	16,052,218	189,982	(a)
			5,471,904	(b)
			(25,830,080	)(e)	51,757,539
Accumulated deficit	(63,541,125)	(31,313,151)	31,313,151	(e)	(63,541,125)
Total stockholders’ equity	(23,316)	(14,510,931)	33,126,103		18,591,856
Total liabilities and stockholders’ equity	$17,019,489	$1,567,821	$33,436,270		52,023,580

NAYA BIOSCIENCES, INC.

PRO FORMA STATEMENT OF OPERATIONS

(UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

	NAYA (Legacy INVO) September 30, 2024	Legacy NAYA September 30, 2024	Pro Forma Adjustments	Pro Forma September 30, 2024

Revenue:
Product revenue	$1,418,011	$-	$-	$1,418,011
Clinic revenue	15,140	-	-	15,140
Total revenue	1,433,151	-	-	1,433,151
Operating expenses:
Cost of revenue	988,465	-	-	988,465
Selling, general and administrative	1,514,593	2,976,074	-	4,490,667
Research and development	-	176,104	-	176,104
Depreciation and amortization	230,495	-	-	230,495
Total operating expenses	2,733,553	3,152,178	-	5,885,731
Loss from operations	(1,300,402)	(3,152,178)	-	(4,452,580)
Other income (expense):
Gain (loss) from equity method joint ventures	(27,372)	-	-	(27,372)
Loss on debt extinguishment	-	(3,750,000)	-	(3,750,000)
Other income	-	600,00	-	600,00
Change in fair value of investment	-	(865,791)	-	(865,791)
Interest expense	(273,629)	(5,126,323)	-	(135)
Total other expense, net	(301,001)	(9,142,114)	-	(9,443,115)
Net loss before income taxes	(1,601,403)	(12,294,292)	-	(13,895,695)
Income taxes	29,259	-	-	29,259
Net loss	$(1,630,662)	$(12,294,292)	$-	$(13,924,954)
Net loss per common share
Basic	(0.42)	(4.33)	-	(2.98	)(f)
Diluted	(0.42)	(4.33)	-	(2.98	)(f)
Weighted average number of common shares outstanding:
Basic	3,885,985	2,841,359	-	4,673,641	(f)
Diluted	3,885,985	2,841,359	-	4,673,641	(f)

NAYA BIOSCIENCES, INC.

PRO FORMA STATEMENT OF OPERATIONS

(UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 2023

	NAYA (Legacy INVO) Dec 31, 2023	WFI For the period January 1, 2023 thru August 9, 2023	Pro Forma Adjustments	Pro Forma as Adjusted Dec 31, 2023	Legacy NAYA Dec 31, 2023	Pro Forma Adjustments	Pro Forma Combined Dec 31, 2023
Revenue:
Clinic revenue	$2,862,574	$3,207,596	$-	$6,070,170	$-	$-	$6,070,170
Product revenue	158,001	-	-	158,001	-	-	158,001
Total revenue	3,020,575	3,207,596	-	6,228,171	-	-	6,228,171
Operating expenses:
Cost of revenue	1,934,437	1,558,041	-	3,492,478	-	-	3,492,478
Selling, general and administrative	7,486,454	726,763	-	8,213,217	2,159,626	-	10,372,843
Research and development	165,945	-	-	165,945	975,148	-	1,141,093
Depreciation and amortization	200,894	10,299	-	211,193		-	211,193
Total operating expenses	9,787,730	2,295,103	-	12,082,833	3,134,774	-	15,217,607
Income (loss) from operations	(6,767,155)	912,493	-	(5,854,662)	(3,134,774)	-	(8,989,436)
Other income (expense):
Loss from equity method investment	(60,270)	-	-	(60,270)	-	-	(60,270)
Impairment from equity method joint venture	(89,794)			(89,794)			(89,794)
Loss from debt extinguishment	(163,278)			(163,278)			(163,278)
Interest expense - related party	-	-	-	-	(144,000)	-	(144,000)
Interest expense	(925,909)	(47)	-	(925,956)	-	-	(925,956)
Foreign currency exchange loss	(420)	-	-	(420)	-	-	(420)
Total other income (expense )	(1,239,671)	(47)	-	(1,239,718)	(144,000)	-	(1,383,718)
Income (loss) before income taxes	(8,006,826)	912,446	-	(7,094,380)	(3,278,774)	-	(10,373,154)
Income taxes	27,786	1,046	-	28,832	-	-	28,832
Net income (loss)	$(8,034,612)	$911,400	$-	$(7,123,212)	$(3,278,774)	$-	$(10,401,986)

Net loss per common share:
Basic	$(5.13)			$(4.55)	(1.28)		$(4.42	)(f)
Diluted	$(5.13)			$(4.55)	(1.28)		$(4.42	)(f)
Weighted average number of common shares outstanding:
Basic	1,565,951			1,565,951	2,563,642		2,353,607	(f)
Diluted	1,565,951			1,565,951	2,563,642		2,353,607	(f)

NAYA BIOSCIENCES, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Basis of presentation

The Legacy NAYA Merger is accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of Legacy NAYA’s assets acquired and liabilities assumed and conformed the accounting policies of Legacy NAYA to its own policies.

Note 2 – Calculation of purchase consideration and preliminary purchase price allocation

The following table summarizes the fair value of purchase consideration that was transferred on the Closing Date:

Value of 328,148 shares of NAYA common stock issued	$223,961
Value of 459,508 prefunded warrants of NAYA issued	313,614
Value of 30,375 shares of NAYA series C-1 preferred stock issued	20,144,202
Value of 8,576 shares NAYA series C-2 preferred stock issued	8,491,395
Total purchase consideration	$29,173,172

The value of the common stock and prefunded warrants is based on the closing price of NAYA common stock as of October 10, 2024. The value of the shares of preferred stock is based on the number of common shares on an as converted basis and the closing price of NAYA common stock as of October 10, 2024.

The Company has performed a preliminary valuation analysis of the fair market value of Legacy NAYA’s assets and liabilities. The following table summarizes the preliminary allocation of the purchase price as of September 30, 2024:

Cash	$756,461
Prepaid expenses and other current assets	33,247
Goodwill	35,886,383
Accounts payable and accrued expenses	(3,227,678)
Notes payable	(4,275,241)
Total consideration	$29,173,172

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma balance sheet and income statements. The final purchase price allocation will be determined when NAYA has completed all detailed valuations and necessary calculations, which are expected to be finalized within the next twelve months. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (i) changes in identifiable net assets, (ii) changes in fair values of property, plant and equipment, and (iii) other changes to assets and liabilities.

Note 3 – Pro forma adjustments

The pro forma adjustments are based on the NAYA’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements:

(a)	Represents (i) proceeds of $0.5 million from the FNL Debenture after the closing of the Legacy NAYA Merger, and (ii) issuance of 190,000 shares of NAYA common stock upon the conversion of $190,000 in notes payable.
(b)	Represents the cancellation of (i) 328,780 shares of NAYA Preferred Series A and (ii) 1,200,000 shares of NAYA Preferred Series B in connection with the Legacy NAYA Merger.

(c)	Represents the preliminary goodwill associated with the Legacy NAYA Merger as presented in Note 2. Goodwill represents the estimate of the excess of the purchase price over the fair value of the assets acquired and liabilities assumed.
(d)	Represents certain outstanding debt obligations of Legacy NAYA, including a portion of an amended and restated senior secured convertible debenture issued to FNL, with a combined principal balance of $8,575,833 converted into the right to receive 669,508 shares of the Company’s common stock and 8,576 shares of the Company’s Series C-2 Preferred.
(e)	Represents the following equity adjustments associated with the closing of the Legacy NAYA Merger:

	Legacy NAYA Class A Common Stock		Legacy NAYA Class B Common Stock		Legacy NAYA Preferred Stock	NAYA (Legacy INVO) Common Stock		NAYA (Legacy INVO) Series C-1 Preferred Stock		Additional paid-in	Accumulated	Total stockholders’
	Shares	Amount	Shares	Amount	Payable	Shares	Amount	Shares	Amount	capital	deficit	equity
Elimination of Legacy NAYA’s historical equity	(1,756,432)	(1)	(1,367,618)	(1)	(750,000)	-	-	-	-	(16,052,218)	31,313,151	14,510,931
Issuance of NAYA stock	-	-	-	-	-	328,148	33	30,375	30,375,000	(9,777,862)	-	20,597,171
Pro forma adjustment	(1,756,432)	(1)	(1,367,618)	(1)	(750,000)	328,148	33	30,375	30,375,000	(25,830,080)	31,313,151	35,108,102

(f)

Loss Per Share

Basic loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted earnings per share are computed similarly to basic earnings per share except that the denominator is increased to include potentially dilutive securities. The Company’s diluted loss per share is the same as the basic loss per share for the pro forma periods ending September 30, 2024 and December 31, 2023 as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

	Nine Months Ended September 30, 2024	Year Ended December 31, 2023

Pro forma net loss (numerator)	$(13,924,954)	(10,401,986)
Basic and diluted weighted-average number of common shares outstanding as of period end	3,885,985	1,565,951
NAYA common stock issued as consideration for Legacy NAYA	328,148	328,148
NAYA prefunded warrants issued as consideration for Legacy NAYA	459,508	459,508
Total basic and diluted weighted-average number of common shares and prefunded warrants outstanding upon closing of the Legacy NAYA Merger (denominator)	4,673,641	2,353,607
Basic and diluted net loss per common share	(2.98)	(4.42)

The Company has excluded the following dilutive securities issued with the closing of the Legacy NAYA Merger from the calculation of fully diluted shares outstanding because the result would have been anti-dilutive:

NAYA preferred series C-1 shares	30,375
NAYA preferred series C-2 shares	8,576
Total	38,951